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                                                                       EXHIBIT 7
                                                                       ---------

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                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                       Dollar Amounts
                                                         In Thousands
ASSETS
Cash and balances due from depository
 institutions:
 Noninterest-bearing balances and currency and
  coin...........................................         $ 2,811,275
 Interest-bearing balances.......................           3,133,222
Securities:
 Held-to-maturity securities.....................             147,185
 Available-for-sale securities...................           5,403,923
Federal funds sold and Securities purchased
 under agreements to resell......................           3,378,526
Loans and lease financing receivables:
 Loans and leases held for sale..................              74,702
 Loans and leases, net of unearned income........          37,471,621
 LESS: Allowance for loan and lease losses.......             599,061
 Loans and leases, net of unearned income and
  allowance......................................          36,872,560
Trading Assets...................................          11,757,036
Premises and fixed assets (including capitalized
 leases).........................................             768,795
Other real estate owned..........................               1,078
Investments in unconsolidated subsidiaries and
 associated companies............................             193,126
Customers' liability to this bank on acceptances
 outstanding.....................................             592,118
Intangible assets................................
   Goodwill......................................           1,300,295
   Other intangible assets.......................             122,143
Other assets.....................................           3,676,375
                                                          ===========

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
Total assets.....................................         $70,232,359
                                                          ===========
LIABILITIES
Deposits:
 In domestic offices.............................         $25,962,242
 Noninterest-bearing.............................          10,586,346
 Interest-bearing................................          15,395,896
 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs.........................          24,862,377
 Noninterest-bearing.............................             373,085
 Interest-bearing................................          24,489,292
Federal funds purchased and securities sold
 under agreements to repurchase..................           1,446,874
Trading liabilities..............................           2,373,361
Other borrowed money:
 (includes mortgage indebtedness and obligations
  under capitalized leases)......................           1,381,512
Bank's liability on acceptances executed and
 outstanding.....................................             592,804
Subordinated notes and debentures................           1,646,000
Other liabilities................................           5,373,065
                                                          -----------
Total liabilities................................         $63,658,235
                                                          ===========
EQUITY CAPITAL
Common stock.....................................           1,135,284
Surplus..........................................           1,008,773
Retained earnings................................           4,426,033
Accumulated other comprehensive income...........               4,034
Other equity capital components..................                   0
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Total equity capital.............................           6,574,124
                                                          -----------
Total liabilities and equity capital.............         $70,232,359
                                                          ===========
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     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-
named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the
Federal Reserve System and is true to the best of my knowledge and belief.

                                                          Thomas J. Mastro,
                                     Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been
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prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Renyi
Gerald L. Hassell                  Directors
Alan R. Griffith